                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                   FORM 8-KA

                               (AMENDMENT NO. 2)
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  April 30, 1997


                        HIGHLANDS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             1-14028                                 75-2370945
--------------------------------------------------------------------------------
    (Commission File Number)              (IRS Employee Identification No.)


10370 Richmond Avenue, Houston, Texas                77042-4123
--------------------------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


                                 (713)952-9555
--------------------------------------------------------------------------------
              Registrant's telephone number, including area code

ITEM 2.  Acquisition or Disposition of Assets.

On May 15, 1997, Highlands Insurance Group, Inc., a Delaware Corporation ("Highlands") filed with the Securities and Exchange Commission a Report of Form 8-K (the "Initial 8-K Report") with respect to Highlands' acquisition of Vik Brothers Insurance, Inc. and its subsidiaries. On June 10, 1997, Highlands filed with the Securities and Exchange Commission a Report of Form 8-KA ("8-KA Report, Amendment No. 1") for the purpose of including additional exhibits.
This amendment is being filed for the purpose of including financial statements and proforma financial information and should be read in conjunction with the Initial 8-K Report and 8-KA Report, Amendment No. 1.

ITEM 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired:

        Audited Financial Statements
          Reports of Independent Public Accountants
          Consolidated Balance Sheets as of December 31, 1996 and 1995 Consolidated Statements of Operations for the years ended
            December 31, 1996, 1995 and 1994
          Consolidated Statements of Shareholders' Equity for the years ended December 31, 1996, 1995 and 1994
          Consolidated Statements of Cash Flows for the years ended
            December 31, 1996, 1995 and 1994
          Notes to Consolidated Financial Statements

        Interim Financial Statements
          Consolidated Balance Sheets as of March 31, 1997 (Unaudited)
            and December 31, 1996
          Unaudited Consolidated Statements of Income for the three
            months ended March 31, 1997 and 1996
          Consolidated Statements of Stockholders' Equity for the three months ended March 31, 1997 (Unaudited) and year ended December 31, 1996
          Unaudited Consolidated Statements of Cash Flow for the three months ended March 31, 1997 and 1996
          Condensed Notes to Unaudited Consolidated Financial Statements

(b)  Pro Forma Financial Information

          Unaudited Pro Forma Condensed Combined Balance Sheet as of
            March 31, 1997
          Notes to Unaudited Pro Forma Condensed Combined Balance Sheet Unaudited Pro Forma Condensed Combined Statement of Operations
            as of December 31, 1996
          Unaudited Pro Forma Condensed Combined Statement of Operations
            as of March 31, 1997
          Notes to Unaudited Pro Forma Condensed Combined Statement of
            Operations

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HIGHLANDS INSURANCE GROUP, INC.



June 30, 1997      By: /s/ Charles J. Bachand
                       ------------------------------
                           Charles J. Bachand
                           Vice President and Treasurer

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Vik Brothers Insurance, Inc.:

We have audited the accompanying consolidated balance sheet of Vik Brothers Insurance, Inc. and subsidiaries (the Company) as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 14 to the consolidated financial statements, the Company was acquired on April 30, 1997.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vik Brothers Insurance, Inc. and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in note 13 to the consolidated financial statements, the Company changed its method of accounting for reserve guarantees in a business combination accounted for as a purchase in 1996.


                                        KPMG PEAT MARWICK LLP


Raleigh, North Carolina
May 22, 1997

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
Vik Brothers Insurance, Inc.

We have audited the accompanying consolidated balance sheets of Vik Brothers Insurance, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vik Brothers Insurance, Inc. and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

In 1994, as discussed in Notes 1 and 2 to the consolidated financial statements, the Company changed its method of accounting for certain investment securities.



                                        ERNST & YOUNG LLP

March 15, 1996,
   except of Note 14, as to which
   the date is March 22, 1996

                 Vik Brothers Insurance, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                            (dollars in thousands)


                                                               DECEMBER 31
                                                            1996        1995
                                                          --------  ----------

Assets
Cash and invested assets:
 Fixed maturities available for sale, at fair value       $483,240  $  534,750
 Equity securities, at fair value                              162         116
 Other invested assets                                           -         188
 Real estate, net of accumulated depreciation                1,009       1,054
 Cash and cash equivalents                                  36,026      93,662
                                                          --------  ----------
Total cash and invested assets                             520,437     629,770

Premiums receivable                                         90,664     100,193
Reinsurance recoverables:
 Paid losses and loss adjustment expenses                   31,624      18,481
 Unpaid losses and loss adjustment expenses                106,163     114,296
Prepaid reinsurance premiums                                27,108      28,433
Deferred policy acquisition costs                           29,124      37,646
Accrued investment income                                    6,324       7,556
Funds on deposit with reinsurers                            56,481      52,269
Deferred tax asset                                               -       5,716
Values of businesses acquired (net of accumulated
 amortization: 1996-$5,758; 1995-$4,300 )                   10,344      12,314
Other assets                                                24,420      16,614
                                                          --------  ----------
Total assets                                              $902,689  $1,023,288
                                                          ========  ==========

See accompanying notes to consolidated financial statements.

                 Vik Brothers Insurance, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                            (dollars in thousands)



                                                                  DECEMBER 31
                                                               1996        1995
                                                             --------   ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Reserves for losses and loss adjustment expenses             $539,027   $  577,789
Unearned premiums                                             188,153      204,903
Amounts payable to reinsurers                                  16,032       12,867
Notes payable                                                  40,000       38,000
Fair value of acquired assets in excess of purchase price
 (net of accumulated amortization: 1996-$840;
  1995-$649)                                                    1,060        1,250
Drafts outstanding                                              6,420        6,462
Current income taxes                                              343        5,454
Accounts payable and accrued expenses                          22,147       21,095
Obligation under acquisition agreement                         33,738       22,500
Other liabilities                                              21,610       14,844
                                                             --------   ----------
                                                              868,530      905,164

Redeemable preferred stock and
 common stock warrants                                         44,297       41,020

Commitments and contingencies (Notes 1,7,9,11,12 and 13)

Shareholders' equity:
 Common stock                                                       -            -
 Preferred stock                                                    3            2
 Additional paid-in capital                                    40,373       38,934
 Unrealized gains on investments, net                           1,313       10,166
 Retained earnings (deficit)                                  (51,827)      28,002
                                                             --------   ----------
Total shareholders' equity (deficit)                          (10,138)      77,104
                                                             --------   ----------
Total liabilities and shareholders' equity                   $902,689   $1,023,288
                                                             ========   ==========

See accompanying notes to consolidated financial statements.

                 Vik Brothers Insurance, Inc. and Subsidiaries

                     Consolidated Statements of Operations

                            (dollars in thousands)


                                                    YEAR ENDED DECEMBER 31
                                                  1996       1995       1994
                                                --------   --------   --------
Revenue:
 Net premiums earned                            $327,873   $296,766   $201,498
 Investment income                                37,413     32,275     10,760
 Net realized gains (losses) on investments        2,324      9,003     (1,580)
 Other income                                      4,318      4,865     10,083
                                                --------   --------   --------
                                                 371,928    342,909    220,761
Losses and expenses:
 Losses and loss adjustment expenses incurred    278,813    211,783    143,910
 Underwriting expenses                           132,227     88,303     78,654
 Other expenses                                   15,810      4,814      5,620
                                                --------   --------   --------
                                                 426,850    304,900    228,184
                                                --------   --------   --------
Net income (loss) before income taxes and
 cumulative effect of a change
 in accounting principle                         (54,922)    38,009     (7,423)

Income tax expense (benefit):
 Current                                          (5,162)     5,700     (1,358)
 Deferred                                         11,698    (10,920)       106
                                                --------   --------   --------
                                                   6,536     (5,220)    (1,252)
                                                --------   --------   --------
Cumulative effect of a change
 in accounting principle (net
 of federal income taxes of $1,537)               (2,854)         -          -
                                                --------   --------   --------
Net income (loss)                               $(64,312)  $ 43,229   $ (6,171)
                                                ========   ========   ========


See accompanying notes to consolidated financial statements.

                 Vik Brothers Insurance, Inc. and Subsidiaries

           Consolidated Statements of Shareholders' Equity (Deficit)

                            (dollars in thousands)



                                                                                     UNREALIZED
                                                                       ADDITIONAL   GAIN/(LOSSES)     RETAINED         TOTAL
                                               COMMON     PREFERRED     PAID-IN          ON           EARNINGS/     SHAREHOLDERS
                                               STOCK       STOCK        CAPITAL     INVESTMENTS      (DEFICIT)    EQUITY (DEFICIT)
                                              ---------  ----------   -----------   -------------   -----------   ----------------
Balances at January 1, 1994                         $-           $-     $20,228     $    190          $ (3,611)      $ 16,807
Net loss                                             -            -           -            -            (6,171)        (6,171)
Cumulative effect of accounting change               -            -           -        1,605                 -          1,605
Unrealized losses on investments                     -            -           -      (10,388)                -        (10,388)
Preferred stock dividends                            -            -         180            -              (180)             -
Redeemable preferred stock dividends                 -            -           -            -            (1,097)        (1,097)
                                               -------    ---------     -------     --------          --------       --------
Balances at December 31, 1994                       $-           $-     $20,408     $ (8,593)         $(11,059)      $    756
                                               =======    =========     =======     ========          ========       ========

Net income                                          $-           $-     $     -     $      -          $ 43,229       $ 43,229
Unrealized gains on investments                      -            -           -       18,759                 -         18,759
Issuance of preferred stock, Series 4                -            1       9,999            -                 -         10,000
Issuance of preferred stock, Series 7                -            1       7,499            -                 -          7,500
Preferred stock dividends                            -            -       1,028            -            (1,028)             -
Redeemable preferred stock dividends                 -            -           -            -            (3,140)        (3,140)
                                               -------    ---------     -------     --------          --------       --------
Balances at December 31, 1995                        -           $2     $38,934     $ 10,166          $ 28,002       $ 77,104
                                               =======    =========     =======     ========          ========       ========


Net loss                                            $-           $-     $     -     $      -          $(64,312)      $(64,312)
Unrealized losses on investments                     -            -           -       (8,853)                -         (8,853)
Unearned inducement fee charged to equity            -            -           -            -           (10,000)       (10,000)
Preferred stock dividends                            -            1       1,439            -            (1,440)             -
Redeemable preferred stock dividends                 -            -           -                         (4,077)        (4,077)
                                               -------    ---------     -------     --------          --------       --------
Balances at December 31, 1996                       $-           $3     $40,373     $  1,313          $(51,827)      $(10,138)
                                               =======    =========     =======     ========          ========       ========


See accompanying notes to consolidated financial statements.

                 Vik Brothers Insurance, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                            (dollars in thousands)



                                                                                      YEAR ENDED DECEMBER 31
                                                                                   1996         1995       1994
                                                                                 ---------   ---------   --------
OPERATING ACTIVITIES
Net  income (loss)                                                               $ (64,312)  $  43,229   $ (6,171)
Adjustments to reconcile net income (loss)to net cash provided by (used in) operating activities:
  Depreciation and amortization                                                      2,931         763      1,387
  Provision for deferred taxes                                                      10,161     (10,920)       106
  Net realized (gains) losses on investments                                        (2,324)     (9,003)     1,580
  Change in operating assets and liabilities net of effects from acquisitions:
     Premiums receivable                                                             9,529      18,102      4,202
     Amortization of policy acquisition costs                                       79,061      48,314     42,988
     Deferral of policy acquisition costs                                          (70,539)    (71,586)   (33,398)
     Losses and loss adjustment expense reserves                                   (38,762)    (11,962)    19,474
     Unearned premiums                                                             (16,751)    (19,492)    (8,864)
     Net reinsurance and funds held balances                                        (4,734)     16,785     (7,398)
     Accrued investment income                                                       1,812       2,441         53
     Other assets                                                                  (14,980)     (3,758)      (284)
     Obligation under acquisition agreements                                        11,238           -      5,688
     Accounts payable and other liabilities                                         (7,433)      6,753    (12,461)
     Drafts outstanding                                                                (41)     (1,560)       392
                                                                                 ---------   ---------   --------
Net cash provided by (used in ) operating activities                              (105,144)      8,106      7,294

INVESTING ACTIVITIES
Fixed maturity securities available-for-sale:
  Purchases                                                                       (187,874)   (184,288)   (16,586)
  Sales                                                                            194,872     188,407      7,818
  Maturities                                                                        33,083      12,247      5,565
Fixed maturity securities held-to-maturity (held for investment in 1994):
  Purchases                                                                              -           -        (55)
  Sales                                                                                  -           -          -
  Maturities                                                                             -       6,521         49
Equity securities:
  Sales                                                                                  -       1,346          -
Acquisition of Northwestern National Holding Company, Inc.                               -     (26,220)         -
  (net of cash and cash equivalents acquired of $36,907)
Sales of property and equipment                                                      6,227           -          -
                                                                                 ---------   ---------   --------
Net cash provided by (used in) investing activities                                 46,308      (1,987)    (3,209)
                                                                                 ---------   ---------   --------

Financing activities
Issuance of notes payable                                                           40,000      38,000          -
Repayment of notes payable                                                         (38,000)     (3,500)   (23,750)
Issuance of preferred stock                                                              -      10,000          -
Issuance of redeemable preferred stock and
  common stock warrants                                                                  -      12,000          -
Cash dividends paid                                                                   (800)       (588)         -
                                                                                 ---------   ---------   --------
Net cash provided by (used in) financing activities                                  1,200      55,912    (23,750)

Increase (decrease) in cash and cash equivalents                                   (57,636)     62,031    (19,665)
Cash and cash equivalents at beginning of year                                      93,662      31,631     51,296
                                                                                 ---------   ---------   --------
Cash and cash equivalents at end of year                                         $  36,026   $  93,662   $ 31,631
                                                                                 =========   =========   ========

    See accompanying notes to consolidated financial statements.

                 Vik Brothers Insurance, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1996



1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Vik Brothers Insurance, Inc. (the "Company") is a privately-owned insurance holding company which owns State Capital Insurance Company ("SCI") and LMI Insurance Company ("LMI"). SCI and LMI own 51% and 49%, respectively, of American Professionals Insurance Company ("API"). In addition, in 1995, the Company purchased Northwestern National Holding Company, Inc. ("NNHC")(See Note
13). The Company and LMI each own 50% of NNHC. NNHC owns Northwestern National Casualty Company ("NNCC") and its wholly-owned subsidiaries NN Insurance Company and SICO, Inc. and its wholly-owned subsidiaries, Statesman Insurance Company ("SIC") and Timeco, Inc., Pacific National Insurance Company ("PNIC") and its wholly-owned subsidiary Pacific Automobile Insurance Company ("PAIC"). NNCC is affiliated with Northwestern National County Mutual Insurance Company ("NNCM"), an unconsolidated mutual insurance company which is controlled by NNCC. All insurance company subsidiaries are property and casualty insurers and all subsidiaries are wholly-owned. On April 30, 1997, the Company was acquired by Highlands Insurance Group, Inc. (see Note 14).

The Company, through its insurance subsidiaries, primarily writes commercial insurance policies for small to medium-sized businesses where the Company has developed underwriting and pricing expertise and an understanding of customer and agent needs. The Company's commercial policyholders, primarily located in suburban and rural areas, consist of customers in the habitational sector (such as apartments, condominiums, motels and hotels), retailers, wholesalers, service businesses, funeral homes, lumber yards, woodworking operations, office buildings and religious institutions. The Company also writes a smaller amount of personal lines insurance focusing on homeowners multiple peril and dwelling fire insurance. The Company's products are marketed through independent agents located throughout the United States, with the highest concentration of business written in New Jersey, California, Texas and Pennsylvania.

As a result of its writings of personal and commercial property coverages, the Company is exposed to losses from catastrophes. As discussed in Note 7, the 1996, 1995 and 1994 Statements of Operations have been affected by catastrophe losses.

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Significant estimates are utilized in the calculation of loss and loss adjustment expense reserves, reinsurance recoverables on unpaid losses and loss adjustment expenses and deferred policy acquisition costs. It is reasonably possible that these estimates may change in the near term, thereby possibly having a material effect on the financial statements.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") which, for the subsidiary insurance companies, differ from statutory accounting practices prescribed or permitted by regulatory authorities (See Note 5). The consolidated financial statements include the accounts and operations of the Company and its subsidiaries.

Significant intercompany balances have been eliminated in consolidation. The significant accounting policies followed by the Company and subsidiaries that materially affect financial reporting are summarized in this note.

INVESTMENTS

Prior to January 1, 1994, fixed maturity securities were stated at amortized cost, less reductions for other than temporary market declines in accordance with the then existing accounting standards. In May 1993, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 superseded SFAS No. 12, Accounting for Certain Marketable Securities and generally replaced the historical cost method of accounting for debt securities with the fair value method. SFAS No. 115 requires debt securities to be segregated into three categories: held-to-maturity, available-for-sale, or trading. The classification of a particular security affects its carrying value as well as the timing of the recognition of gains and losses in the income statement. The Company adopted SFAS No. 115, as of January 1, 1994, with no effect on net income and $1,605,000 increase in shareholders' equity as the cumulative effect of adopting SFAS No. 115.

Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses reported as a separate component of shareholders' equity. The amortized cost of securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to estimated maturity. Such amortization is included in investment income. Realized gains and losses include any declines in value judged to be other-than-temporary. The cost of securities sold is based on the specific identification method.

For structured securities, anticipated prepayments are used to determine the effective yield of an issue at purchase. Prepayment assumptions are obtained from internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities.

On December 31, 1995, the Company transferred its entire $76,000,000 fixed maturity portfolio from the "held-to-maturity" category to the "available-for-sale" category with a related $3,800,000 unrealized gain. This transfer provides management greater flexibility in managing the Company's investment portfolio on a total return basis.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on deposit in financial institutions, deposits in money market instruments, which are recorded at cost which approximates fair value, and deposits in a cash alternative investment fund which are recorded at fair value. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

PREMIUMS

Premiums written are earned pro rata over the terms of the policies and are reported net of reinsurance. Unearned premiums are calculated using the monthly pro rata basis.

POLICY ACQUISITION COSTS

Policy acquisition costs consisting of commissions, premium taxes and certain other expenses incurred in the acquisition of business, net of reinsurance commission allowances, are deferred and amortized as the related net premiums are earned.

Amounts deferred are limited to the estimated amounts recoverable after providing for losses and expenses that are expected to be incurred, based upon historical and current experience. Anticipated investment income is considered in determining whether a premium deficiency exists.

VALUES OF BUSINESSES ACQUIRED AND FAIR VALUE OF ACQUIRED ASSETS IN EXCESS OF PURCHASE PRICE

Values of businesses acquired represent the excess of the amounts paid over the fair value of assets acquired. The businesses acquired include: SCI on November 30, 1989; certain business of American Reliance Insurance Company, American Reliance Casualty Company and the American Reliance Group, Inc. (collectively "ARI") on June 30, 1993; and NNHC on April 7, 1995 (see Note 13). Fair value of acquired assets in excess of purchase price resulted from the acquisition of LMI on December 18, 1992. The values of businesses acquired and the fair value of acquired assets in excess of purchase price are being amortized over ten years.

RESERVES FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

The reserves for losses and loss adjustment expenses represent the estimated ultimate liabilities for all reported and unreported losses incurred but unpaid through December 31 and the estimated loss adjustment expenses relative to these claims. Reserves for losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses and represent estimates of the ultimate cost of all losses incurred through December 31 of each year. These estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates and the estimates are material in relation to the Company's equity, management believes that reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

REINSURANCE

The Company assumes and cedes reinsurance and participates in various involuntary pools and associations. The reinsurance arrangements allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. The reinsurance is effected under quota-share contracts and excess-of-loss contracts. Amounts recoverable from reinsurers for unpaid losses and loss adjustment expenses are estimated in a manner consistent with the related liabilities associated with reinsured policies.

Reinsurance contracts which do not subject the reinsurers to the reasonable possibility of significant loss are accounted for utilizing deposit accounting. Deposit accounting requires that the amounts paid under the contract less the amounts to be retained by reinsurers are recorded on the balance sheet as a net asset or liability. These amounts are excluded from the statement of operations.

EMPLOYEE PROFIT SHARING PLAN

The Company has an employee profit sharing (401(k)) plan which covers all employees who meet certain requirements as to age and length of service. Contributions by the Company are matched based on one-half of employee contributions to the plan, up to a maximum of 3% of compensation. In addition, discretionary Company contributions are determined as a percentage of employee annual cash compensation. The Company's contributions, net of forfeitures, to the Plan in 1996, 1995 and 1994 were $1,600,000, $527,000 and $1,223,000, respectively.

During 1995, NNCC and PNIC withdrew from participation in the Northwestern National Insurance Group Retirement Plan in connection with the acquisition by the Company (see Note 13) and, thus, the employees became eligible to participate in the Company's profit sharing plan.

LEASES

The Company leases office space and equipment under operating lease agreements. The expense charged to operations was $3,038,000, $3,867,000 and $2,005,000 in 1996, 1995, and 1994, respectively. Future minimum lease commitments require payments of $3,916,000, $2,722,000 $1,871,000, $1,188,000 and $356,000 in 1997,
1998, 1999, 2000 and 2001, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets, net of a valuation allowance, and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities.

RECLASSIFICATIONS

Certain accounts in the prior year financial statements have been reclassified to conform to the 1996 presentation. Such reclassifications had no effect on previously reported shareholders' equity or net income.

2.  INVESTMENTS

The amortized cost and estimated fair value of investments in fixed maturities and equity securities were as follows:


AVAILABLE-FOR-SALE SECURITIES:                  (dollars in thousands)


                                                  DECEMBER 31, 1996
                                     -------------------------------------------
                                                  GROSS       GROSS    ESTIMATED
                                     AMORTIZED  UNREALIZED  UNREALIZED   FAIR
                                       COST       GAINS       LOSSES     VALUE
                                     ---------  ----------  ----------  --------
Fixed Maturities:
 U. S. Treasury securities
   and obligations of U.S.
   government corporations
   and agencies                       $169,109    $1,090      $1,509    $168,690
 Obligations of states and
   political subdivisions                   45         6           0          51
 Corporate securities                  111,567     3,264       1,128     113,703
 Mortgage-backed securities            200,608     1,421       1,233     200,796
                                      --------    ------      ------    --------

   Total                               481,329     5,781       3,870     483,240
 Equity securities                           -       162           -         162
                                      --------    ------      ------    --------

   Total                              $481,329    $5,943      $3,870    $483,402
                                      ========    ======      ======    ========

AVAILABLE-FOR-SALE SECURITIES:
                                                (dollars in thousands)


                                                  DECEMBER 31, 1995
                                     -------------------------------------------
                                                  GROSS       GROSS    ESTIMATED
                                     AMORTIZED  UNREALIZED  UNREALIZED   FAIR
                                       COST       GAINS       LOSSES     VALUE
                                     ---------  ----------  ----------  --------
Fixed Maturities:
 U. S. Treasury securities
   and obligations of U.S.
   government corporations
   and agencies                      $189,478     $ 3,420      $1      $192,897
 Obligations of states and
   political subdivisions                  44           7       0            51
 Corporate securities                 146,063       8,606       0       154,669
 Mortgage-backed
   securities                         183,911       3,223       1       187,133
                                     --------     -------      --      --------

   Total                              519,496      15,256       2       534,750
 Equity securities                          -         116       -           116
                                     --------     -------      --      --------
   Total                             $519,496     $15,372      $2      $534,866
                                     ========     =======      ==      ========


The amortized cost and fair value of investments in bonds at December 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities as certain issuers of the securities may have the right to call or prepay obligations with or without penalty.


FIXED MATURITY SECURITIES                                (dollars in thousands)
 AVAILABLE-FOR-SALE:
                                                                      ESTIMATED
                                                           AMORTIZED     FAIR
                                                             COST        VALUE
                                                           --------    --------

Due in one year or less                                    $ 18,287    $ 18,353
Due after one year through five years                       123,135     123,544
Due after five years through ten years                       80,149      80,011
Due after ten years                                          59,150      60,536
Mortgage-backed securities                                  200,608     200,796
                                                           --------    --------
                                                           $481,329    $483,240
                                                           ========    ========

The Company's realized gains and losses on investments for the years ended December 31 are summarized as follows:


                                                       (dollars in thousands)

                                                      1996      1995      1994
                                                     -------   -------  -------
Fixed maturity securities available-for-sale:
 Gross realized gains                                $ 3,237   $ 9,594  $     -
 Gross realized losses                                  (900)      (91)    (173)
Equity securities - net realized gain                     22       690        -
Other investments - net realized losses                  (35)   (1,190)  (1,407)
                                                     -------   -------  -------
Total net realized gains (losses)                    $ 2,324   $ 9,003  $(1,580)
                                                     =======   =======  =======


Major categories of investment income for the year ended December 31 are summarized as follows:

                                                       (dollars in thousands)

                                                      1996      1995      1994
                                                     -------   -------  -------
Bonds                                                $37,320   $29,948  $10,104
Real estate                                              110       101       45
Other invested assets                                      3         5       12
Cash and cash equivalents                              1,596     3,637    1,505
                                                     -------   -------  -------
Total investment income                               39,029    33,691   11,666
Expenses                                              (1,616)   (1,416)    (906)
                                                     -------   -------  -------
Net investment income                                $37,413   $32,275  $10,760
                                                     =======   =======  =======


At December 31, 1996 and 1995, the Company had investments in bonds with a carrying amount of $128,270,654 and $104,238,000 respectively, on deposit with state insurance departments to satisfy regulatory requirements.


3. PREMIUMS RECEIVABLE

Major categories of the Company's premiums receivables at December 31 are summarized as follows:

                                                          (dollars in thousands)

                                                              1996      1995
                                                            --------  --------
Receivables from agents and insureds                        $ 93,572  $ 97,701
Premium finance receivables                                    2,841     4,532
                                                            --------  --------
                                                              96,413   102,233
Less allowance for doubtful accounts                          (5,749)   (2,040)
                                                            --------  --------
Net premiums receivables                                    $ 90,664  $100,193
                                                            ========  ========

4. DEFERRED POLICY ACQUISITION COSTS

Policy acquisition costs at December 31, were as follows:


                                             (dollars in the thousands)

                                                      DECEMBER 31
                                              1996       1995       1994
                                            --------   --------   --------
Deferred policy acquisition costs
 at beginning of year                       $ 37,646   $ 14,374   $ 23,964
Policy acquisition costs deferred             70,539     71,586     33,398
Policy acquisition costs amortized           (79,061)   (48,314)   (42,988)
                                            --------   --------   --------
Deferred policy acquisition costs at
 end of year                                $ 29,124   $ 37,646   $ 14,374
                                            ========   ========   ========


In connection with the acquisition of NNHC on April 7, 1995 (see Note 13), deferred policy acquisition costs of $19,337,000 were not assigned a value in the Company's allocation of the purchase price. As a result of this purchase price allocation, deferred policy acquisition costs amortized in 1995 were lower by approximately $18,390,000, since deferred policy acquisition costs are amortized over one year or less.

5. REGULATORY MATTERS

Insurance laws and regulations of the domiciliary states of the Company's insurance subsidiaries require such subsidiaries to maintain certain minimum capital and surplus. The net assets of the insurance subsidiaries available for transfer to a parent company are limited on an annual basis to amounts by which the insurance subsidiaries are able to pay dividends determined in accordance with insurance laws and regulations which are generally based upon statutory surplus levels or net income.

The following table sets forth for each subsidiary the unaudited statutory net income (loss) for the year ended December 31, 1996, the unaudited statutory capital and surplus at December 31, 1996, the statutory minimum capital and surplus (for each subsidiary's state of domicile) and risk-based capital ("RBC") company action level capital and surplus (defined below) at December 31, 1996:

                                                            (dollars in thousands)

                                                   STATUTORY                       CAPITAL & SURPLUS
                                      ----------------------------------  ---------------------------------
                       STATE OF          NET INCOME         CAPITAL &       STATUTORY       RBCCOMPANY
SUBSIDIARY             DOMICILE            (LOSS)            SURPLUS         MINIMUM        ACTION LEVEL
-----------       ------------------  -----------------  ---------------  --------------  -----------------
   LMI                Ohio                 ($28,549)         $23,023          $10,000          $62,891
   NNCC               Wisconsin               3,120           74,583            4,000           37,083
   SCI                North Carolina         (3,769)          11,488            2,250           10,373
   PNIC               California             (3,350)          15,357            5,400           12,067
   PAIC               California             (1,553)           3,933            5,400            2,137
   SIC                Indiana                   670           10,026            1,000              120
   NNI                Wisconsin                 255            8,158            4,000               24
   API                Indiana                    79           11,475            1,000            1,541


The insurance subsidiaries prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by their respective domiciliary insurance departments. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices may differ from state to state, may differ from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which ultimately may constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is expected to be completed in 1998, will likely change, to some extent, prescribed statutory accounting practices, and may result in changes to the accounting that insurance enterprises use to prepare their statutory financial statements.

For 1996 and 1995, LMI received approval from the Ohio Department of Insurance for its statutory accounting with respect to certain reinsurance agreements and affiliated company investments. LMI requested permission for these accounting practices because they differ from prescribed statutory accounting practices. If the Ohio Department of Insurance were to rescind its permission for these accounting practices, LMI's statutory surplus would have been reduced by $64,442,000 and $68,869,000 at December 31, 1996 and 1995, respectively. On
April 30, 1997 in connection with the Highlands acquisition and a plan submitted by LMI to the Ohio Insurance Department, these reinsurance agreements and affiliated investments were eliminated.

The Company allocates certain reinsurance costs and data processing costs to its insurance subsidiaries. The insurance subsidiaries have requested approval of the intercompany allocation methods from their respective domiciliary insurance departments. Also, certain insurance subsidiaries have requested permitted accounting practices related to the Company's aging method for premiums receivable and the Company's accounting for an intercompany reinsurance agreement.

The Company has not yet received responses from the insurance regulators. If unfavorable responses are received from insurance regulators, it could adversely impact statutory surplus levels of certain subsidiaries, but the Company would have the opportunity to correct any statutory surplus deficiency. Management believes that the resolution of these matters will not have a material adverse impact on the consolidated financial position of the Company after consideration of the capital contributions and other events described in Note 14.

Several of the insurance subsidiaries are subject to regulatory restrictions. Prior to the acquisition, PNIC, PAIC and LMI were permitted to pay dividends only upon the prior approval of their domiciliary departments of insurance. These restrictions were removed on April 30, 1997 in connection with the acquisition by Highlands. Subsequent to the acquisition, the amount of dividends available for payment to the Company in 1997 without prior regulatory approval based on unaudited statutory net income and unaudited capital and surplus is $1,955,000 from NNCC and $1,345,000 from PNIC. SCI and LMI are required to limit the amount of their net written premium to 275% of their surplus. LMI and API are restricted from writing new and renewal business in several states where they are licensed.

The NAIC has developed minimum risk-based capital requirements for insurance enterprises that have been adopted under the insurance laws of the states in which the insurance subsidiaries are domiciled. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Enterprises below specified ratios are classified within certain levels, each of which requires corrective action.

At December 31, 1996, LMI's surplus fell below the required RBC level and was at the "authorized control" level. Accordingly, it was required to file a plan with the Ohio Insurance Department setting forth its plan to attain the required level of regulatory capital. The plan, which contemplated the acquisition of the Company by Highlands, included commuting reinsurance agreements and implementing numerous affiliated transactions, including LMI transferring assets to affiliates for securities or cash, the distribution of the shares of NNHC owned by LMI to the Company, the contribution of capital to LMI, entering into reinsurance agreements so that LMI ceased to retain net insurance liability and, ultimately, causing LMI to cease writing premium. The plan was approved by the Ohio Insurance Department and transactions which required approval of other insurance departments received the required approval. On April 30, 1997, in compliance with the plan, Highlands made a direct capital contribution of $5,000,000 and an indirect capital contribution through the Company of $22,500,000 to LMI (see Note 14). Highlands is not committed to make additional contributions.

Statutory surplus for PAIC as of December 31, 1996 was $3,933,000, which was below the minimum capital and surplus of $5,400,000 required in California. PAIC received a capital contribution of $1,500,000 on April 30, 1997 to correct the deficiency (see Note 14).

All of the Company's other insurance subsidiaries' RBC levels exceeded the minimum threshold requiring company action.

Currently, the domiciliary insurance departments of SCI, LMI, NNCC, NNI, API and SIC are conducting triennial examinations of these companies. The final reports on these examinations have not yet been issued. Management believes that the completion of these examinations will not have a material adverse impact on the consolidated financial position of the Company after consideration of the capital contributions and other events described in Note 14.

6. INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return. Taxable income varies from financial statement income primarily due to: purchase accounting adjustments, deferred policy acquisition costs, unearned premium adjustments, discounting of loss and loss adjustment expense reserves and loss portfolio transfer adjustments.

Significant components of the provision for income taxes attributable to operations (excluding federal income taxes associated with the cumulative effect of a change in accounting principle) for the years ended December 31 were as follows:

                                            (dollars in thousands)

                                           1996      1995       1994
                                         --------  ---------  --------

Current:
 Federal                                 $(5,267)  $  5,573   $(1,705)
 State                                       105        127       347
                                         -------   --------   -------
Total current expense (benefit)           (5,162)     5,700    (1,358)

Deferred:
 Federal                                  11,698    (10,920)      106
                                         -------   --------   -------
Total tax expense (benefit)              $ 6,536   $ (5,220)  $(1,252)
                                         =======   ========   =======


The reconciliation of income tax attributable to operations computed at the U.S. federal statutory tax rate to income tax expense (benefit) for the years ended December 31 is shown below.


                                             (dollars in thousands)

                                           1996      1995       1994
                                         --------- ---------  --------

Tax at federal statutory rates           $(19,223) $ 12,923   $(2,524)
Change in the valuation allowance          29,035   (23,987)      105
Net operating loss carryback               (5,267)        -         -
Prior year amendment                            -     5,573         -
Goodwill                                      107       331       105
Alternative minimum tax                         -         -       634
Other                                       1,884       (60)      428
                                         --------  --------   -------

Tax as reported                          $  6,536  $ (5,220)  $(1,252)
                                         ========  ========   =======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 were as follows:

                                                   (dollars in thousands)

                                                       1996      1995
                                                      -------  --------
Deferred tax assets:
 Amounts due from reinsurers                          $ 1,178  $  3,580
 Fixed assets                                             330       531
 Policyholder dividends                                 1,391     1,329
 Reserves for losses and loss adjustment expenses      25,562    27,679
 Bad debt reserves                                      1,802       685
 Tax loss carryforward                                 21,086     9,830
 Unearned discounts on processing fees                  4,744     1,573
 Unearned premiums                                      9,959    10,226
 Investment basis differences                           1,719         -
 Reserve guarantee related to acquisition               3,933         -
 Other                                                  1,563       356
                                                      -------  --------
                                                       73,267    55,789

Valuation allowance for deferred tax assets            56,004   (26,969)
                                                      -------  --------
Total deferred tax assets                              17,263    28,820

Deferred tax liabilities:
 Capitalized software                                   1,934       571
 Deferred policy acquisition costs                     10,193    12,800
 Unrealized capital gains                                 774     5,909
 Values of businesses acquired                          2,824     3,164
 Other                                                  1,538       660
                                                      -------  --------
Total deferred tax liabilities                         17,263    23,104
                                                      -------  --------

Deferred tax asset net of deferred tax liabilities    $     -  $  5,716
                                                      =======  ========


Management has determined that a valuation allowance against its deferred tax assets is required. There is uncertainty regarding whether the Company will be able to realize benefits from its deferred tax assets due to operating losses for financial reporting purposes in the last three years. Components of the valuation allowance are as follows:

                                                     (dollars in thousands)

                                                          1996      1995
                                                         -------  --------
      Opening valuation allowance                        $26,969  $ 15,853
      Acquired upon purchase of NNHC                           -    38,025
      Decrease for prior year unrealized capital loss          -    (2,922)
      Increase (decrease) in allowance                    29,035   (23,987)
                                                         -------  --------
      Ending valuation allowance                         $56,004  $ 26,969
                                                         =======  ========


At December 31, 1996, the Company had separate return loss limitations, which could only be used to offset the earnings of the NNHC group of $14,105,000, and API of $5,167,000. The NNHC group losses will expire between 2000 and 2008 and the API losses in 1999 and 2000. For financial reporting purposes, the valuation allowance includes a provision to offset the deferred tax assets related to these carryforwards. Taxes paid in 1996, 1995 and 1994 were $213,000, $561,000 and $-0- respectively.

7. REINSURANCE AND LOSS PORTFOLIO AGREEMENTS

Certain premiums and losses are ceded to other insurance companies under various reinsurance agreements. These agreements principally provide the Company with increased capacity to write larger risks. The insurance subsidiaries provide policy coverages up to $20,000,000 which are reinsured under various quota share and excess of loss agreements. These contracts, which expire June 30, 1997, maintain retention levels of $500,000 for property and casualty lines. Under the catastrophe treaty program, the Company retains $4,000,000 of each loss occurrence and has protection for 50% of all losses in excess thereof up to $8,500,000, 100% of all losses in excess of $8,500,000 up to $55,000,000 and 48%
for all losses in excess of $55,000,000 up to $80,000,000.

The Company is subject to credit risk with respect to reinsurers since reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders to the extent reinsuring companies are unable to meet their obligations under the reinsurance agreements. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed or estimated to be uncollectable. To minimize its exposure to significant losses from reinsurance insolvencies, management evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers.

The Company generally holds collateral under related reinsurance agreements in the form of letters of credit for reinsurers not licensed to do business in the insurance subsidiaries' states of domicile.

The Company's largest unsecured reinsurance recoverables with individual reinsurers at December 31, 1996 were as follows:



                                                      (dollars in thousands)


 American Re-Insurance Company                              $  38,732
 Employers Reinsurance Company                                 30,273
 Prudential Property and Casualty Insurance Company            10,108
 General Reinsurance Corporation                                4,942
 Sorema North America Reinsurance Company                       4,704
 Munich American Reinsurance Company                            2,882
 St. Paul Fire & Marine Insurance Company                       2,811
 SCOR Reinsurance Company                                       2,796
 Continental Casualty Company                                   2,519
 Everest Reinsurance                                            2,289
 First Excess and Reinsurance Corporation                       2,272
 Constitution Reinsurance Company                               1,799
 P.G.L. America Re. Incorporated                                1,644
 NAC Reinsurance Corporation                                    1,219
 Western Atlantic Reinsurance Company                           1,081
 Great Lakes American Reinsurance Company                       1,057
 New England Reinsurance Company                                1,033
 Winterthur Reinsurance Corporation of America                    992
 Signet Star Reinsurance Company                                  969
 Continental Reinsurance Corporation                              626
 Northwestern National Life Insurance Company                     619

Details of premiums written and earned in 1996, 1995 and 1994 are summarized as follows:

                                              (dollars in thousands)

                              1996                     1995                   1994
                      ---------------------   ---------------------   ---------------------
                       WRITTEN      EARNED     WRITTEN      EARNED     WRITTEN      EARNED
                      ---------   ---------   ---------   ---------   ---------   ---------
Direct                $ 384,646   $ 395,577   $ 369,775   $ 392,036   $ 277,845   $ 284,808
Assumed-NNCM             21,144      24,481      20,087      18,183           -           -
Assumed-other             9,174      11,656      22,121      22,608      16,626      18,527
Ceded                  (102,517)   (103,841)   (107,982)   (136,061)   (118,623)   (101,837)
                      ---------   ---------   ---------   ---------   ---------   ---------
Net                   $ 312,447   $ 327,873   $ 304,001   $ 296,766   $ 175,848   $ 201,498
                      =========   =========   =========   =========   =========   =========

Losses and loss adjustment expenses incurred have been reduced by ceded loss recoveries of $73,050,000, $101,192,000 and $92,295,000 in 1996, 1995 and 1994,
respectively. The Company incurred direct losses and loss adjustment expenses from catastrophes of $52,227,000, $22,078,000 and $71,590,000, reduced by reinsurance recoveries of $37,428,000, $18,312,000 and $55,043,000, resulting in net catastrophe losses and loss adjustment expenses incurred of $14,799,000, $3,766,000 and $16,547,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

LMI has entered into certain reinsurance facilities whereby LMI has agreed to assume a share of property catastrophe reinsurance and property excess of loss reinsurance written by ceding reinsurers. The facilities cover risks in the United States and Canada, with territorial exclusions covering known concentrations of exposure, marine risks worldwide and risks outside the United States and Canada. The facilities are written either on a surplus basis under which LMI assumes liability under an excess of loss catastrophe reinsurance program on a varying percentage basis in excess of the ceding company's retained liability, or on a quota share basis where LMI participates on a fixed percentage basis with the ceding company on excess of loss reinsurance coverage.

LMI has entered into an aggregate excess of loss agreement with Prudential Property and Casualty Insurance Company ("Prupac"), its former parent, as a result of the sale of LMI from Prupac to the Company. The agreement indemnifies LMI for the effects of Hurricane Andrew.

On June 30, 1993, LMI entered into a loss portfolio transfer ("LPT") agreement with Inter-Ocean Reinsurance Company, Ltd. ("Inter-Ocean") covering certain policies written or renewed on January 1, 1989 or subsequent on accidents or occurrences arising through December 31, 1992 (see Note 14). The parent, Vik Brothers Insurance, Inc., has ultimately guaranteed any losses experienced by the reinsurers. As a result, this agreement does not qualify for reinsurance accounting and is reflected as a financing transaction utilizing deposit accounting in the accompanying financial statements. The assets collateralizing this agreement are held in a trust and include 21,366 shares of redeemable, 6% cumulative Preferred Stock Series 3 ($1,000 par) of the Company (see Note 12).

On December 31, 1994, the Company entered into a quota share reinsurance agreement with Inter-Ocean ("Inter-Ocean quota share"). The Company entered into a related agreement with Inter-Ocean on December 31, 1995 that effectively amended the LPT agreement referred to above to include the cash flow and investment income of the Inter-Ocean quota share agreement. As a result, at December 31, 1995, the Inter-Ocean quota share no longer qualifies for reinsurance accounting in the consolidated financial statements. The related ceded loss and unearned premium reserves and a deferred gain of $827,000 at December 31, 1995 were reported as a financing arrangement utilizing deposit accounting. For 1995, premiums of $56,822,000, losses of $27,105,000, commissions of $18,807,000 and contingent profit commissions of $6,041,000 have been reported as ceded reinsurance under this arrangement. In 1996, premiums and losses under this arrangement have been recorded utilizing deposit accounting and, accordingly, have not been included in the accompanying 1996 statement of operations. The LPT agreement and the Inter-Ocean quota share were terminated effective April 30, 1997. (see Note 14).

8. RESERVES FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

The following table is a reconciliation for the Company of beginning and ending reserves for unpaid losses and loss adjustment expenses ("LAE"), net of reinsurance recoverables, for the years ended December 31 and a reconciliation to reserves at the end of the periods indicated:

                                                     (dollars in thousands)

                                                    1996      1995      1994
                                                  --------  --------  ---------

Reserves for losses and LAE, net of
 reinsurance recoverable, at beginning of year    $463,493  $213,244  $218,264
Add:
Reserves for losses and LAE, net of
 reinsurance recoverables, of companies
 acquired during the year                                -   302,276         -
Losses and LAE incurred claims
 occurring in the current year, net of
 reinsurance recoverables                          253,362   203,423   150,458
Increase (decrease) in estimated losses and
 LAE for claims occurring in prior years,
 net of reinsurance                                 25,451     8,360    (6,548)
                                                  --------  --------  --------
Losses and LAE incurred during the current
 year, net of reinsurance                          278,813   211,783   143,910
                                                  --------  --------  --------

Deduct losses and LAE payments for claims,
 net of reinsurance occurring during:
    Current year                                   128,935    83,460    63,999
    Prior years                                    180,507   180,350    84,931
                                                  --------  --------  --------
                                                   309,442   263,810   148,930
                                                  --------  --------  --------
Reserve for losses and LAE, net of
 reinsurance recoverables, at end of year          432,864   463,493   213,244
Reinsurance recoverables on unpaid losses
    and LAE at end of year                         106,163   114,296    47,094
                                                  --------  --------  --------
                                                  $539,027  $577,789   260,338
                                                  ========  ========  ========


The 1996 increase in the prior year reserves of $25,451,000 included adverse development experienced in LMI of $35,090,000 which included a strengthening action of $25,000,000 in the fourth quarter of 1996, primarily in the commercial multi-peril line of business, in recognition both of adverse development on case loss reserves and greater than anticipated paid allocated loss adjustment expense. NNCC experienced favorable development of $11,631,000, chiefly in the other liability line of business, where actual emergence was less than expected. The 1995 year increase in the December 31, 1994 reserves of $8,360,000 was a result of favorable development of $8,800,000 on the NNHC reserves offset by adverse development primarily related to catastrophic events occurring in 1994 including the Northeastern winter storms and the Northridge earthquake and additional reported losses on involuntary pools. The $6,548,000 favorable reserve development recognized in 1994 was primarily attributable to a conservative estimate of the impact of unprocessed workers' compensation claims at December 31, 1993.

9. NOTES PAYABLE

On March 22, 1996, the Company repaid its $38,000,000 debt and replaced it with a new debt structure that includes a $40,000,000 senior secured amortizing term loan with maturity date of March 31, 2002 and a $5,000,000 senior secured stand-by loan which is convertible to a term loan with maturity date of March 31, 2003. The interest rate is set at the beginning of each quarter at the option of the Company as either LIBOR plus 3% or Prime plus 1.5%.

The new debt structure also included the issuance of two detachable common stock warrants (see Note 12).

Principal repayments under the new debt structure are $6,000,000 in 1997, $9,000,000 in 1999, $10,000,000 in both 2000 and 2001 and the remaining
$5,000,000 in 2002.

Security under the debt agreement includes 100% of the outstanding common stock of LMI Insurance Company and State Capital Insurance Company, 50% of the outstanding common stock of Northwestern National Holding Company and $5,496,000 held in an interest bearing trust account.

The ability of the Company to generate cash flow sufficient to meet its debt obligations is contingent upon its ability to obtain funds from its insurance subsidiaries (see Notes 5 and 14).

Interest paid in 1996, 1995 and 1994 was $3,506,000, $3,477,000 and $1,331,000
respectively.

As of December 31, 1996, the Company failed to meet certain financial covenants in the credit agreement, resulting in an event of default under the credit agreement. On March 31, 1997 the Company and the Agent Bank agreed that the Agent would not accelerate the maturity of the loan until effectively April 30, 1997, the date of the planned merger with Highlands Insurance Group Inc. On April 30, 1997, the note was repaid in full in connection with the merger (see
Note 14).

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and fair values of the Company's financial instruments at December 31 were as follows:


                                              (dollars in thousands)


                                           1996                 1995
                                   -------------------  ------------------
                                    CARRYING    FAIR    Carrying    Fair
                                     AMOUNT     VALUE    Amount     Value
                                   ---------- --------  --------  --------

Cash and cash equivalents           $ 36,026  $ 36,026  $ 93,662  $ 93,662
Fixed maturities                     483,240   483,240   534,750   534,750
Equity securities                        162       162       116       116
Funds on deposit with reinsurers      56,481    56,481    52,269    52,269
Notes payable                         40,000    40,000    38,000    38,000

The fair value of cash and cash equivalents, accrued investment income and accounts payable and accrued expenses approximate their carrying amounts due to their nearness to maturity. Fair values of fixed maturity securities generally represent quoted market prices, as reported by a nationally recognized pricing service, for securities traded in the public market place. For securities not readily traded in the public market place, fair values are determined by recognized bond dealers using bid side market valuations. Fair values of common stocks are based on closing market price. The fair value of funds on deposit with reinsurers is determined based upon cash deposits valued at their carrying amounts plus the value of the Company's Series Three Preferred Shares (see Note
12) valued at its original stated value plus accumulated paid-in-kind ("PIK") dividends since the date of issue. The fair value of notes payable approximates its carrying value because the debt carries a variable market interest rate.

11. COMMITMENTS AND CONTINGENCIES

The insurance subsidiaries are named as defendants in various legal actions primarily arising from claims made under insurance policies and contracts. These actions are considered by the insurance subsidiaries in estimating reserves for losses and loss adjustment expenses. Management believes that the resolution of these actions will not have a material adverse affect on the Company's financial position or results of operations.

The insurance subsidiaries are required to be members of various state insurance guaranty associations in order to conduct business in those states. These associations have the authority to assess member companies in the event that an insurance company conducting business in that state is unable to meet its policyholder obligations. The Company recognizes the expense for these assessments in the year they are assessed.

The Company and LMI have brought an action against Prupac as a result of Prupac's nonpayment of monies owed to LMI under two reinsurance agreements and received a judgement in favor of the Company for balances due as of September 30, 1995, which totaled $1,917,000. Additionally, Prupac lost its appeal of this judgement which was again found to be in favor of the Company. The amount due the Company for paid losses and loss adjustment expenses totaled $5,880,000 at December 31, 1996. In addition, at December 31, 1996, the Company ceded reserves for losses and loss adjustment expenses to Prupac of $1,599,000. The judgement includes accrual of interest at the rate of 10% per annum. The Company has not accrued interest on this recoverable.

In 1995, the Company entered into a five year agreement with American Re-Insurance Company ("Am Re"), a preferred shareholder (see Note 12) and also reinsurer, whereby the Company pays Am Re a minimum of $500,000 annually for reinsurance brokerage and consulting services. This agreement was terminated by mutual consent of the Company and American Re-Insurance Company in 1997 (see
Note 14).

The Company entered a ten-year agreement with Policy Management Systems Corporation ("PMSC"), a preferred shareholder (see Note 12), effective January 1995, to obtain data processing services, including significant enhancements to existing systems and the development of a new integrated system for the entire organization. Processing fees under this agreement include minimum annual charges plus variable amounts based on time and annual written premium volume. As of December 31, 1996, the minimum annual fees for the Company under the PMSC agreement are $7,719,000 for 1997 through 2001. Effective on May 1, 1997, the PMSC agreement was amended. The minimum annual fees for the Company under the PMSC agreement, as amended, are $7,014,000 for 1997 and $6,662,000 for 1998 through 2001. The fees under this agreement were $10,324,000 and $7,623,000 for the years ended December 31, 1996 and 1995, respectively. In February 1997, PMSC served a written demand on the company for immediate payment of certain 1996 and 1997 charges totaling $4,799,000, and accelerated the outstanding balance of the total minimum base processing charges in the amount of $15,358,000, based on a claim that the Company had breached the terms of the agreement by, among other things, failing to pay when due certain amounts under the agreement. On February 4, 1997, PMSC filed suit against the Company and its insurance subsidiaries alleging breach of contract and seeking judgment in the amount of $19,842,422, plus interest, costs and late charges. On February 18, 1997, PMSC and the Company entered into a letter agreement pursuant to which the parties entered into a Joint Motion under which the time by which the Company and subsidiaries are required to respond to the PMSC suit was extended until May 12, 1997. As discussed in Note 14, on May 1, 1997, PMSC dismissed its action against the Company without prejudice.

Effective December 1992, the Company entered into a ten year data processing services agreement with Electronic Data Systems Corporation ("EDS"). Processing fees under this agreement include minimum annual charges plus variable amounts based on annual written premium volume. On March 3, 1997, the Company signed a Separation Agreement with EDS to terminate the use of their services. According to the agreement, any new and renewal business with effective dates after 1996 will no longer be processed through EDS. The Company will utilize EDS to service the run-off of policies issued before 1997 until no later than March 31, 1998, during which time the Company will pay to EDS a fixed base fee of $65,000 per month. Additionally, the Company paid a termination fee to EDS of $2,000,000 in the first quarter of 1997 as stipulated in the Separation Agreement. This amount was accrued as a liability during 1996 and was recorded in underwriting expenses in the accompanying 1996 statement of operations.

12. COMMON STOCK, PREFERRED STOCK, REDEEMABLE PREFERRED STOCK AND REDEEMABLE COMMON STOCK WARRANTS

As discussed in Note 14, all of the Company's common and preferred stock and common stock warrants were canceled as a result of the acquisition of the Company by Highlands Insurance Group, Inc. on April 30, 1997.

A description of capitalization for the Company at December 31, 1996 is shown below (see Note 14 for subsequent event related to capitalization):



                                                                                                  (dollars in thousands)
                                                                                        --------------------------------------------
                                                                                                                       REDEEMABLE
                                                 NUMBER OF SHARES            PAR VALUE                 ADDITIONAL    PREFERRED STOCK
                                       AUTHORIZED    ISSUED     OUTSTANDING  PER SHARE   CAPITAL        PAID IN       AND WARRANTS
                                       ----------  -----------  -----------  ---------  ----------  ---------------  ---------------


Common Stock                            2,000,000      271,800      271,800     $0.001     $     -          $14,138          $     -
                                                                                           -------          -------          -------

Preferred Stock
 Series 1                                   1,500        1,500        1,500       0.10           1            3,000                -
 Series 2                                   2,500        1,232        1,232       0.10           -            3,695                -
 Series 3                                  50,000       21,366      21, 366       0.10           -                -           21,366
 Series 4                                  10,000       10,000       10,000       0.10           1            9,999                -
 Series 5                                  20,000        1,389        1,389       0.10           -                -            1,389
 Series 6                                  10,000       10,000       10,000       0.10           -                -           10,000
 Series 7                                  40,000       19,084       19,084       0.10           1            9,541            9,542
                                                                                           -------          -------          -------
 Total Preferred                                                                                 3           26,235           42,297

 Common  stock warrants                                                                          -                -            2,000
                                                                                           -------          -------          -------
  Totals                                                                                   $     3          $40,373          $44,297
                                                                                           =======          =======          =======


A description of capitalization for the Company at December 31, 1995 is shown below:


                                                                                                  (dollars in thousands)
                                                                                        --------------------------------------------
                                                                                                                       REDEEMABLE
                                                 NUMBER OF SHARES            PAR VALUE                 ADDITIONAL    PREFERRED STOCK
                                       AUTHORIZED    ISSUED     OUTSTANDING  PER SHARE   CAPITAL        PAID IN       AND WARRANTS
                                       ----------  -----------  -----------  ---------  ----------  ---------------  ---------------
Common Stock                            2,000,000      271,800      271,800      0.001     $     -          $14,138          $     -
                                                                                           -------          -------          -------
Preferred Stock
 Series 1                                   1,500        1,500        1,500       0.10           -            3,000                -
 Series 2                                   2,500        1,161        1,161       0.10           -            3,482                -
 Series 3                                  50,000       20,131       20,131       0.10           -                -           20,131
 Series 4                                  10,000       10,000       10,000       0.10           1            9,999                -
 Series 5                                  20,000          573          573       0.10           -                -              573
 Series 6                                  10,000       10,000       10,000       0.10           -                -           10,000
 Series 7                                  40,000       16,631       16,631       0.10           1            8,315            8,316
                                                                                           -------          -------          -------
 Total Preferred                                                                                 2           24,796           39,020

Common  stock warrants                                                                           -                -            2,000
                                                                                           -------          -------          -------
  Totals                                                                                   $     2          $38,934          $41,020
                                                                                           =======          =======          =======


The Company is authorized to issue up to 2,000,000 shares of preferred stock through any number of preferred stock series. During 1995 and in connection with the financing arranged to acquire NNHC, the Company issued four new classes of preferred stock and common stock warrants. In April 1996, pursuant to an amendment to the inducement provision in the Company's data processing agreement with PMSC, the data processing services provider transferred its interest in the Series 4 and Series 5 Preferred Stock (described below) to the holder of the Series 1 Preferred Stock who is a relative of the common shareholders. While the transaction had no cash impact, the Company established an unearned inducement fee liability through a charge to retained earnings in the amount of $10 million to reflect the distribution to the related party. This unearned inducement fee will be earned over the remaining life of the service agreement. A description of all of the Company's classes of preferred stock, as well as the common stock warrants, is summarized below:


SERIES ONE PREFERRED SHARES: 1,500 authorized, non-voting shares issued and outstanding; non-cumulative dividend at the prime rate at an Indiana National Bank with no dividends declared to date. The shares were issued in November 1989 for $3,000,000 or $2,000 per share. The liquidation preference is $2,000 per share plus dividends. The shares are subordinate to the Series Six shares described below.

SERIES TWO PREFERRED SHARES: 2,500 authorized, non-voting shares with varying amounts issued and outstanding as a result of the paid-in-kind ("PIK") dividend. At December 31, 1996, there were 1,232 shares issued and outstanding of which 71 shares were issued as PIK dividends in 1996. Cumulative dividends are payable quarterly at 6% and can be in the form of cash or PIK with PIK dividends being elected to date. The shares were issued in July 1993 for $3,000,000 or $3,000 per share. The liquidation preference is $3,000 per share plus cumulative dividends. The Series Two shares are subordinate to the Series Six shares described below.

SERIES THREE PREFERRED SHARES: 50,000 authorized, non-voting shares with varying amounts issued and outstanding as a result of the PIK dividend. At December 31, 1996, there were 21,366 shares issued and outstanding of which 1,235 shares were issued as PIK dividends in 1996. Cumulative dividends are payable quarterly at 6% and can be in the form of cash or PIK with PIK dividends being elected to date. The shares were issued in 1993 for $17,000,000 or $1,000 per share as part of the reinsurance transaction with Inter-Ocean Reinsurance Company, Ltd. (see
Note 7), the current owner of the Series Three shares. The Series Three shares are mandatorily redeemable at January 1, 2004, and are subordinate to the rights of the Series Six shares described below. The liquidation preference amount is $1,000 per share plus cumulative, unpaid dividends.

SERIES FOUR PREFERRED SHARES: 10,000 authorized issued and outstanding, non-voting shares sold to PMSC for $10,000,000 or $1,000 per share on April 7, 1995. The Series Four shares have cumulative dividends payable at an annual rate of 7.5%. The dividends are payable on a quarterly basis in the form of cash or PIK Series 5 Preferred Shares at the discretion of the Company. Dividends to date have been PIK. The Series 4 and 5 shares have a $1,000 liquidation preference. Each of the Series 4 shares is convertible into 4.11 shares of voting common stock subject to adjustment to maintain an antidilutive position. The Series Four shares are subordinate to the Series Six shares described below.

SERIES FIVE PREFERRED SHARES: 20,000 shares authorized, non-voting shares to be used as the dividend vehicle for the Series Four shares described above. The number of shares issued and outstanding varies with the PIK dividend declared on the Series Four shares. At December 31, 1996, there are 1,389 shares issued and outstanding to the Series Four holders. During 1996, 816 shares were issued as PIK dividends. The Series Five shares are subject to mandatory redemption when the Series Six shares described below are redeemed and are subordinate to the Series Six shares.

SERIES SIX PREFERRED SHARES: 10,000 shares authorized, issued and outstanding sold to Am Re for $10,000,000 or $1,000 per share. Cumulative cash dividends are payable in equal quarterly installments at the annual rate of 8% through March 31, 1998, 10% through March 31, 2001 and 12% thereafter. The cash dividends have been paid to Am Re through December 31, 1996. The Series Six shares are generally non-voting unless the Company fails to pay dividends for two or more consecutive quarters, at which time Am Re may elect one member to the Board of Directors. The Series Six shares are subject to redemption upon the occurrence of certain items including a change in control of the Company and the continued employment of certain Company employees.

The Series Six shares are redeemable at the liquidation preference of $1,000 per share, in whole or in part, at the option of the Company on or after April 1, 1998 and are mandatorily redeemable on April 1, 2003. The Series Six shares have seniority over the other preferred shares issued. Under a common stock warrant described below, the Series Six shares are guaranteed a minimum rate of return of 20% and maximum common stock ownership of up to 25%.

SERIES SEVEN PREFERRED SHARES: 40,000 shares authorized, non-voting, with 15,000 shares initially issued on April 7, 1995 for $15,000,000 or $1,000 per share. The number of shares issued and outstanding varies in relation to the PIK dividend and, at December 31, 1996, 19,084 shares were outstanding. During 1996, 2,453 shares were issued as PIK dividends. Dividends are cumulative and payable in quarterly installments at an annual rate of 14%. The Series Seven shares are 50% mandatorily redeemable on the earlier of July 1, 2004, or the occurrence of a change in control, at $1,000 per share liquidation preference. Under a common stock warrant described below, the Series Seven shares are guaranteed a minimum rate of return of 30% and a maximum common stock ownership of up to 30%. The Series Seven shares are subordinate to the Series Six shares.

The terms of the Series Seven shares require that only 50% of the Series Seven shares are mandatorily redeemable and, accordingly, 50% of the Series Seven shares have been recorded as redeemable preferred stock at the liquidation preference.

In exchange for the issuance of the Series Seven Preferred Shares, the shareholders transferred $4,651,000 to Armco as consideration for the purchase of NNHC; $10,306,000 to other parties to satisfy obligations of the Company which were included in other liabilities and accrued expenses at December 31, 1994; and $43,000 of cash to the Company.

TRIUMPH-CONNECTICUT REDEEMABLE COMMON STOCK WARRANTS: Triumph-Connecticut Limited Partnership ("Triumph") acquired, for $2,000,000, a warrant to purchase up to 12% of the outstanding common shares of the Company on a fully diluted basis at an exercise price of $.01 per share. The applicable percentage of common shares available for purchase by Triumph under this warrant are subject to adjustment for certain events including outstanding balances under the Credit Facility (see Note 9), declining A.M. Best ratings and corporate headquarters location. The exercise price of the Triumph warrants can be adjusted from time-to-time to maintain the antidilutive position of the warrants. The Triumph warrants have mandatory put rights at the later of March 31, 2000 or the date of payment in full under the Credit Facility if the Company has not registered the warrant shares or completed an initial public offering; if the Company has sold any of its insurance subsidiaries; or if the Company has a change in certain employees. Triumph also was a party to the Credit Facility issued to finance the acquisition of NNHC.

ING COMMON STOCK WARRANTS: ING received a warrant to purchase up to 2% of the outstanding common shares of the Company at an exercise price of $.01 per share in connection with the issuance of a $25,000,000 Credit Facility (see Note 9). The warrant was repurchased by the Company in April 1995 for $501,000.

As discussed in Note 9, in 1996, the Company entered into a new debt structure. As a part of the new debt structure, the Company issued two detachable common stock warrants which allow for the purchase of up to 4% of the Company's outstanding common stock and expires on December 31, 2006. The first warrant allows for the purchase of up to 1.5% of the Company's common stock. The second warrant allows for the purchase of up to 2.5% of the Company common stock and is callable under certain circumstances.

AMERICAN RE-INSURANCE (AM-RE) COMMON STOCK WARRANTS: Am Re received a warrant to purchase common stock in connection with the purchase of the Series 6 Preferred Stock for no additional consideration beyond the $10,000,000 preferred stock investment. The warrant provides Am-Re with the ability to purchase up to 47,410 shares of common stock at an exercise price of $210.92, subject to antidilutive adjustment, with an expiration date of April 7, 2007. Upon exercise of this warrant, Am-Re is guaranteed a minimum rate of return of 20% on its investment with the Company from dividends received and from the issuance of additional common stock limited to 25% of the fully diluted outstanding common stock.

ALEXANDER M. AND GUSTAV M. VIK ("VIK") COMMON STOCK WARRANTS: Vik received a warrant to purchase common stock in connection with the purchase of the Series 7 Preferred Stock for no additional consideration beyond the $15,000,000 preferred stock investment. The warrant provides Vik with the ability to purchase up to 47,410 shares of common stock at an exercise price of $210.92, subject to antidilutive adjustment, with an expiration date of April 7, 2007. Upon exercise of this warrant, Vik is guaranteed a minimum rate of return of 30% on its investment with the Company from dividends received and from the issuance of additional common stock limited to 30% of the fully diluted outstanding common stock.

13. ACQUISITIONS

On April 7, 1995, the Company purchased all of the issued and outstanding shares of NNHC. NNHC is an insurance holding company with six property and casualty insurance operating subsidiaries. The acquisition was accounted for utilizing the purchase method of accounting, resulting in the recording of assets and liabilities acquired at fair market value, and goodwill of $1,655,000 which is being amortized over 10 years. Accordingly, the results of operations have been included with those of the Company beginning on April 7, 1995.

The Company paid $64,151,000 for NNHC at closing, excluding acquisition costs of $3,627,000, and has agreed to pay a renewal commission of $15,000,000 in April 1998, subject to final adjustment. The renewal commission is reduced by the amount by which the Final Loss amount exceeds the Closing Reserves. The Final Loss amount is defined as the cumulative loss and loss adjustment expenses paid during 1995, 1996 and 1997 on 1994 and prior accident years, plus the loss and loss adjustment expense reserves on 1994 and prior accident years as of December 31, 1997. Closing Reserves are defined as $15,000,000 plus the recorded loss and loss adjustment expense reserves as of December 31, 1994. The renewal commission may also increase by one-half of the amount by which Closing Reserves exceed the Final Loss amount. The Company recorded a liability of $22,500,000 in its financial statements for the renewal commission on the acquisition date. This amount has been included in the total purchase price and in the determination of goodwill. During 1996, the Emerging Issues Task Force of the Financial Accounting Standards Board ("FASB") issued additional guidance on the proper accounting for reserve guarantees in a business combination accounted for as a purchase. The new accounting announcement requires that changes in the estimated liabilities for reserve guarantees be recognized in income in the period the estimates are changed. Accordingly, the Company adopted this accounting principle and recorded an additional provision of $11,238,000 during 1996. Of this amount, $4,391,000 relates to calendar year 1995 losses and loss adjustment expense reserve reductions and is accounted for as a change in accounting principle and $6,847,000 relates to calendar year 1996 reserve reductions and is reported in other expenses in the Consolidated Statements of Operations.

14. SUBSEQUENT EVENTS

On February 13, 1997, the Company executed an amended and restated merger agreement with Highlands Insurance Group, Inc. ("Highlands") and Highlands Acquisition Corp. (a wholly-owned subsidiary of Highlands), which was subsequently amended on March 10, 1997 (as amended, the "Merger Agreement") for Highlands to acquire the Company and its subsidiaries. Highlands is a publicly traded insurance holding company that, through Highlands Insurance Company ("HIC") and its other insurance subsidiaries, is primarily engaged in the commercial property and casualty insurance business. The acquisition was completed on April 30, 1997, and the Company was renamed American Reliance, Inc.

Pursuant to the Merger Agreement, Highlands paid $50,631,778 and issued 1,656,780 shares of its common stock to holders of common stock, warrants, preferred stock, and creditors of the

Company. The common stock of the Company was canceled, and the common stock of Highlands Acquisition Corp. became the common stock of the Company. The common stock warrants were purchased by the payment of cash or the issuance of Highlands common stock. The shares of preferred stock of the Company, except for the series 3 preferred stock, were exchanged for 1,383,933 shares of common stock of Highlands. The 21,366 shares of Series 3 preferred stock of the Company were exchanged for 21,366 shares of Series 1 preferred stock of Highlands with identical terms. In connection with the merger, the note payable, which equaled $35,559,278 including interest at April 30, 1997, was paid, and a liability of the Company related to the acquisition of NNHC totaling $33,738,000 was settled for $11,000,000 in cash and 214,707 shares of common stock of Highlands.

Simultaneously with the closing, a number of related transactions occurred. Highlands caused (i) the contribution of $5 million to PNIC (which in turn contributed $1.5 million to its wholly-owned subsidiary, PAIC); (ii) the contribution of $27.5 million to LMI; and (iii) the contribution of $7 million to SCI. Highlands and NNCC entered into reinsurance agreements with LMI to assume all of LMI's business effective January 1, 1997. LMI will cease writing new and renewal business.

Pursuant to a letter agreement, PMSC has withdrawn its suit, as discussed in
Note 11, without prejudice. Additionally, on April 30, 1997, the Company entered into a Commutation and Release Agreement, ("the Commutation Agreement") with Inter-Ocean. Pursuant to the Commutation Agreement, the Company settled all obligations and liabilities related to the Inter-Ocean LPT and the Inter-Ocean quota share treaty (see Note 7). In settlement of these obligations, Inter-Ocean transferred $35,669,000 to the Company and redeemed the Company's Series Three Preferred Stock. The Company will record an immaterial loss on the commutation in 1997. Also, on April 30, 1997, the Company terminated its five-year brokerage and consulting services agreement with American Re-Insurance Company (see Note
11).

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                (IN THOUSANDS)

                                                                                    MARCH 31,    DECEMBER 31,
                           ASSETS                                                     1997           1996
                                                                                  ------------   ------------
                                                                                   (Unaudited)
Investments:
     Fixed maturity securities:
         Available for sale, at fair value (amortized cost of $471,053 at
              3/31/97 and $481,329 at 12/31/96)                                   $   464,804        483,240
         Equity securities, at fair value (cost of $0 at 3/31/97 and 12/31/96)            162            162
     Other investments                                                                  1,007          1,009
                                                                                  ------------   ------------
                     Total investments                                                465,973        484,411

Cash and cash equivalents                                                              19,198         36,026
Premiums in course of collection, net                                                  83,444         90,664
Receivable from reinsurers                                                            133,560        137,787
Prepaid reinsurance premiums                                                           27,462         27,108
Funds on deposit with reinsurers                                                       57,428         56,481
Deferred taxes                                                                          2,081              -
Accrued investment income                                                               5,497          6,324
Deferred policy acquisition costs                                                      26,729         29,124
Values of businesses acquired, net                                                      9,929         10,344
Other assets                                                                           26,205         24,420
                                                                                  ------------   ------------
                     Total assets                                                 $   857,506        902,689
                                                                                  ============   ============


              LIABILITIES AND STOCKHOLDERS' EQUITY

Loss and loss adjustment expense reserves                                         $   528,351        539,027
Unearned premiums                                                                     180,298        188,153
Notes payable                                                                          35,303         40,000
Obligation under acquisition agreement                                                 33,738         33,738
Accounts payable and accrued liabilities                                               52,599         67,612
                                                                                  ------------   ------------
                     Total liabilities                                                830,289        868,530

Redeemable preferred stock and common stock warrants                                   44,297         44,297

Commitments and contingent liabilities

Stockholders' equity:
         Common stock                                                                       -              -
         Preferred stock                                                                    3              3
         Additional paid-in capital                                                    40,373         40,373
         Net unrealized gain (loss) on investments, net of taxes                       (3,991)         1,313
         Retained earnings (deficit)                                                  (53,465)       (51,827)
                                                                                  ------------   ------------
                     Total stockholders' equity (deficit)                             (17,080)       (10,138)
                                                                                  ------------   ------------
                     Total liabilities and stockholders' equity                   $   857,506        902,689
                                                                                  ===========    ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                                (IN THOUSANDS)




                                            THREE MONTHS        THREE MONTHS
                                               ENDED                ENDED
                                           MARCH 31, 1997      MARCH 31, 1996
                                           --------------      --------------

Revenues:
 Net premiums earned                       $       78,188              87,439
 Net investment income                              8,589               9,792
 Net realized gains (losses)                         (946)                484
                                           --------------      --------------
   Total revenues                                  85,831              97,715
                                           --------------      --------------

Expenses:
 Losses and loss adjustment expenses
  incurred                                         55,312              71,117
 Underwriting expenses                             30,818              31,174
 Interest expense and debt amortization               938               1,357
 Other expenses (income), net                        (374)               (455)
                                           --------------      --------------
   Total expenses                                  86,694             103,193
                                           --------------      --------------

Loss before income tax expense                       (863)             (5,478)
Income tax expense                                    775               1,314
                                           --------------      --------------
Net loss                                   $       (1,638)             (6,792)
                                           ==============      ==============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                (IN THOUSANDS)

                                                                                                           Net
                                                                                                       Unrealized        Total
                                                                           Additional     Retained        Gain        Stockholders'
                                                    Common     Preferred    Paid-in       Earnings      (Loss) on        Equity
                                                     Stock       Stock      Capital       (Deficit)    Investments      (Deficit)
                                                   ---------   ---------   ----------    ----------    -----------    ------------
For the year ended December 31, 1996:
Balances at December 31, 1995                     $     -          2         38,934          28,002        10,166           77,104
Net loss                                                -          -              -         (64,312)            -          (64,312)
Unrealized losses on investments                        -          -              -               -        (8,853)          (8,853)
Unearned inducement fee charged to equity               -          -              -         (10,000)            -          (10,000)
Preferred stock dividends                               -          1          1,439          (1,440)            -                -
Redeemable preferred stock dividends                    -          -              -          (4,077)            -           (4,077)
                                                  -------     ------       --------      ----------      --------         --------
Balances at December 31, 1996                     $     -          3         40,373         (51,827)        1,313          (10,138)
                                                  =======     ======       ========      ==========      ========         ========
For the three months ended March 31, 1997 (Unaudited):
Balances at  December 31, 1996                    $     -          3         40,373         (51,827)        1,313          (10,138)
Net loss                                                -          -              -          (1,638)            -           (1,638)
Unrealized loss on investments                          -          -              -               -        (5,304)          (5,304)
                                                  -------     ------       --------      ----------      --------         --------
Balances at March 31, 1997                        $     -          3         40,373         (53,465)       (3,991)         (17,080)

                                                  =======     ======       ========      ==========      ========         ========

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                (IN THOUSANDS)



                                                                                         THREE MONTHS      THREE MONTHS
                                                                                            ENDED             ENDED
                                                                                        MARCH 31, 1997    MARCH 31, 1996
                                                                                        --------------    --------------
Cash flows from operating activities:
      Net loss                                                                          $       (1,638)           (6,792)
                                                                                        --------------    --------------
Adjustments to reconcile net loss to net cash used in
operating activities:
            Depreciation and amortization                                                        7,462            16,732
            Change in deferred policy acquisition costs                                         (4,724)          (18,877)
            Net realized investment losses (gains)                                                 946              (484)
            Decrease in premiums in course of collection                                         7,220             2,700
            Decrease in funds on deposit with reinsurers                                        (6,260)          (28,209)
            Increase  in deferred taxes                                                            775                 -
            (Decrease) increase in loss and loss adjustment expense reserves                   (10,675)            2,347
            Decrease in unearned premiums                                                       (7,855)           (6,558)
            Change in other operating assets and liabilities                                    (3,550)           (5,122)
                                                                                        --------------    --------------
                     Total adjustments                                                         (16,661)          (37,471)
                                                                                        --------------    --------------
                     Net cash used in operating activities                                     (18,299)          (44,263)

Cash flows from investing activities:
      Proceeds from sales-
            Fixed maturity securities available for sale                                        64,730            31,552
      Proceeds from maturities or calls-
            Fixed maturity securities available for sale                                         4,500            14,605
      Investments purchases-
            Fixed maturity securities available for sale                                       (60,023)          (64,031)
      Sales (purchases) of property and equipment                                               (3,039)              677
                                                                                        --------------    --------------
                     Net cash (used in) provided by investing activities                         6,168           (17,197)
                                                                                        --------------    --------------
      Cash flows from financing activities:
           Repayment of notes payable                                                           (4,697)          (38,200)
           Issuance of notes payable                                                                 -            40,000
                                                                                        --------------    --------------
                     Net cash (used in) provided by financing activities                        (4,697)            1,800
                                                                                        --------------    --------------

      Net decrease in cash and cash equivalents                                                (16,828)          (59,660)
      Cash and cash equivalents at beginning of year                                            36,026            93,662
                                                                                        --------------    --------------
      Cash and cash equivalents at end of year                                          $       19,198            34,002
                                                                                        ==============    ==============
      Supplemental disclosure of cash flow information:
            Interest paid                                                               $          869             1,312
                                                                                        ==============    ==============

 The accompanying notes to consolidated financial statements are an integral part of these statements.

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997


1.  BASIS OF PRESENTATION

     The accompanying consolidated financial statements as of March 31, 1997 and for the three month period ended March 31, 1997 and 1996 are unaudited and include the accounts of American Reliance, Inc. (ARI) (formerly Vik Brothers Insurance, Inc.- See Note 6), and its subsidiaries (the Company). The Company is an insurance holding company for State Capital Insurance Company (SCI), American Professionals Insurance Company, LMI Insurance Company (LMI) and Northwestern National Holding Company (NNHC) and its subsidiaries, including Northwestern National Casualty Company (NNCC) and its subsidiaries, and Pacific National Insurance Company (PNIC) and its subsidiary,. In the opinion of management, the financial information reflects all adjustments which are necessary for a fair presentation of financial position and results of operations for the periods. The results for the period are not necessarily indicative of the results to be expected for the entire year. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's financial statements for the year ended December 31, 1996.

     Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles but is not required for interim reporting purposes has been condensed or omitted.

     Certain reclassifications have been made to the prior year's financial statements to conform to the current year's presentation.

2.  INCOME TAXES

     The Company's effective tax rate differs from the statutory rate primarily due to the valuation allowance. The income tax expense for the three months ended March 31, 1997 reflects an increase in the valuation allowance against its deferred tax asset. The charge was attributable to the decline in the value of its investment portfolio.

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997

3.  NOTES PAYABLE

     On March 22, 1996, the Company repaid its debt under the Credit Facility and replaced it with a new debt structure that includes a $40,000,000 senior secured amortizing term loan with a final maturity date of March 31, 2002 and a $5,000,000 senior secured stand-by loan which is convertible to a term loan with a maturity date of March 31, 2003. The interest rate is set at the beginning of each quarter at the option of the Company as either LIBOR plus 3% or Prime plus 1.5%.

     The new debt structure also included the issuance of two detachable common stock warrants which allow for the purchase of up to 4% of the Company's outstanding common stock and expires on December 31, 2006.

     As of December 31, 1996 and March 31, 1997, the Company failed to meet certain financial covenants in the credit agreement, resulting in an event of default under the credit agreement. On March 31, 1997 the Company and Agent Bank agreed that the Agent would not accelerate the maturity of the loan until effectively April 30, 1997, the date of the planned merger with Highlands Insurance Group, Inc. (Highlands). On April 30, 1997, the note was repaid in full in connection with the merger (see Note 6).

4.  COMMITMENTS AND CONTINGENCIES

     The Company and LMI have brought an action against Prupac as a result of Prupac's nonpayment of monies owed to LMI under two reinsurance agreements and received a judgment in favor of the Company for balances due as of September 30, 1995, which totaled $1,917,000. Additionally, Prupac lost its appeal of this judgment which was again found to be in favor of the Company. The amount due the Company for paid losses and loss adjustment expenses totaled $5,880,000 at December 31, 1996. In addition, at December 31, 1996, the Company ceded reserves for losses and loss adjustment expenses to Prupac of $1,599,000. The judgment includes accrual of interest at the rate of 10% per annum. The Company has not accrued interest on this recoverable.

     The Company entered a ten-year agreement with Policy Management Systems Corporation ("PMSC"), a preferred shareholder, effective January 1995, to obtain data processing services, including significant enhancements to existing systems and the development of a new integrated system for the entire organization. Processing fees under this agreement include minimum annual charges plus variable amounts based on time and annual written premium volume. As of December 31, 1996, the minimum annual fees for the Company under the PMSC agreement are $7,719,000 for 1997 through 2001. Effective on May 1, 1997, the PMSC agreement was amended. The minimum annual fees for

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997


the Company under the PMSC agreement, as amended, are $7,014,000 for 1997 and $6,662,000 for 1998 through 2001. The fees under this agreement were $10,324,000 and $7,623,000 for the years ended December 31, 1996 and 1995, respectively. In February 1997, PMSC served a written demand on the company for immediate payment of certain 1996 and 1997 charges totaling $4,799,000, and accelerated the outstanding balance of the total minimum base processing charges in the amount of $15,358,000, based on a claim that the Company had breached the terms of the agreement by, among other things, failing to pay when due certain amounts under the agreement. On February 4, 1997, PMSC filed suit against the Company and its insurance subsidiaries alleging breach of contract and seeking judgment in the amount of $19,842,422, plus interest, costs and late charges. On February 18, 1997, PMSC and the Company entered into a letter agreement pursuant to which the parties entered into a Joint Motion under which the time by which the Company and subsidiaries are required to respond to the PMSC suit was extended until May 12, 1997. On May 1, 1997, PMSC dismissed its action against the Company without prejudice.

     Effective December 1992, the Company entered into a ten year data processing services agreement with Electronic Data Systems Corporation ("EDS"). Processing fees under this agreement include minimum annual charges plus variable amounts based on annual written premium volume. On March 3, 1997, the Company signed a Separation Agreement with EDS to terminate the use of their services. According to the agreement, any new and renewal business with effective dates after 1996 will no longer be processed through EDS. The Company will utilize EDS to service the run-off of policies issued before 1997 until no later than March 31, 1998, during which time the Company will pay to EDS a fixed base fee of $65,000 per month. Additionally, the Company paid a termination fee to EDS of $2,000,000 in the first quarter of 1997 as stipulated in the Separation Agreement. This amount was accrued as a liability during 1996 and was recorded in underwriting expenses in the accompanying 1996 statement of operations.

5.  REGULATORY MATTERS

     The National Association of Insurance Commissioners (NAIC) has developed minimum risk-based capital (RBC) requirements for insurance enterprises that have been adopted under the insurance laws of the states in which the insurance subsidiaries are domiciled. The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the enterprise's regulatory

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997


total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Enterprises below specified ratios are classified within certain levels, each of which requires corrective action.

     At December 31, 1996, LMI's surplus fell below the required RBC level and was at the "authorized control" level. Accordingly, it was required to file a plan with the Ohio Insurance Department setting forth its plan to attain the required level of regulatory capital. The plan, which contemplated the acquisition of the Company by Highlands, included commuting reinsurance agreements and implementing numerous affiliated transactions including LMI transferring assets to affiliates for securities or cash, the distribution of the shares of NNHC owned by LMI to the Company, the contribution of capital to LMI, entering into reinsurance agreements so that LMI ceased to retain net insurance liability and, ultimately, causing LMI to cease writing premiums. The plan was approved by the Ohio Insurance Department and transactions which required approval of other insurance departments received the required approval. On April 30, 1997, in compliance with the plan, Highlands made a direct capital contribution of $5,000,000 and an indirect capital contribution through the Company of $22,500,000 to LMI (see Note 6). All of the Company's other insurance subsidiaries' RBC levels exceeded the minimum threshold requiring company action as of December 31, 1996.

6.  SUBSEQUENT EVENTS

     On February 13, 1997, the Company executed an amended and restated merger agreement with Highlands and Highlands Acquisition Corp. (a wholly-owned subsidiary of Highlands), which was subsequently amended on March 10, 1997 (as amended, the "Merger Agreement") for Highlands to acquire the Company and its
subsidiaries.   Highlands is a publicly traded insurance holding company that, through Highlands Insurance Company (HIC) and its other insurance subsidiaries, is primarily engaged in the commercial property and casualty insurance business. The acquisition was completed on April 30, 1997, and the Company was renamed American Reliance, Inc.

     Simultaneously with the closing, a number of related transactions occurred. Highlands caused (i) the contribution of $5 million to PNIC (which in turn contributed $1.5 million to its wholly-owned subsidiary, Pacific Automobile Insurance Company); (ii) the contribution of $27.5 million to LMI; and (iii) the contribution of $7 million to SCI. Highlands and NNCC entered into reinsurance agreements with LMI to assume all of LMI's business effective January 1, 1997. LMI will cease writing new and renewal business.

                   AMERICAN RELIANCE, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997


     On April 30, 1997, the Company entered into a Commutation and Release Agreement, ("the Commutation Agreement") with Inter-Ocean. Pursuant to the Commutation Agreement, the Company settled all obligations and liabilities related to the Inter-Ocean LPT and the Inter-Ocean quota share treaty. In settlement of these obligations, Inter-Ocean transferred $35,669,000 to the Company and redeemed the Company's Series Three Preferred Stock. The Company will record an immaterial loss on the commutation in April 1997.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


  The following unaudited pro forma condensed combined statements of operations of Highlands Insurance Group, Inc. and its subsidiaries (Company) for the year ended December 31, 1996 and the three months ended March 31, 1997 present the results for the Company as if Company's issuance of its convertible subordinated debentures (Debentures) had occurred as of January 1, 1996 and the acquisition of American Reliance, Inc. (ARI) (then named Vik Brothers Insurance, Inc.) had occurred as of January 1, 1996 and January 1, 1997, respectively. The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 1997 gives effect to the acquisition of ARI as if it had occurred March 31, 1997. The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations would have been had the acquisition in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances.

  The pro forma adjustments and pro forma combined amounts are provided for informational purposes only. The Company's financial statements will reflect the effects of the ARI acquisition and the Company's issuance of Debentures, only from the dates such events occur. The pro forma adjustments are applied to the historical financial statements to, among other things, account for the acquisition as a purchase. Under purchase accounting, the total purchase costs of the acquisition will be allocated to the ARI assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information as of the date of this Form 8-K.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997


                                                 COMPANY         ARI         PRO FORMA     PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS    COMBINED
                                                ----------    ----------    -----------    ---------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
ASSETS
Fixed maturities:
   Available for sale, at market                  $314,175      464,804      355,547 E     1,134,526
   Held to maturity, at amortized cost             349,663            -     (349,663)E             0
Equity securities                                   24,853          162                       25,015
Other investments                                    3,423            -                        3,423
Real estate, net of accumulated depreciation             -        1,007                        1,007
                                                ----------     --------      -------      ----------
      Total investments                            692,114      465,973        5,884       1,163,971
Cash and cash equivalents                           59,051       19,198        9,852 A        88,101
Premiums in course of collection, net               18,917       83,444                      102,361
Retrospective premiums receivable                  119,097            -                      119,097
Receivable from reinsurers                         571,834      133,560                      705,394
Prepaid reinsurance premiums                             -       27,462                       27,462
Deferred taxes                                      38,751        2,081        7,725 B        46,498
                                                                              (2,059)E
Accrued investment income                           10,787        5,497                       16,284
Funds on deposit with reinsurers                    16,562       57,428      (21,366)D        52,624
Receivable from former affiliate                       250            -                          250
Deferred policy acquisition costs                    5,842       26,729                       32,571
Cost of acquired business in excess of net
   assets                                                -        9,929        8,549 B         8,549
                                                                              (9,929)B
Other assets                                        29,701       26,205        3,138 B        60,935
                                                                               1,891 B
                                                ----------     --------      -------      ----------
      Total assets                              $1,562,906      857,506        3,685       2,424,097
                                                ==========     ========      =======      ==========
LIABILITIES
Loss and loss adjustment expense reserves       $1,162,360      528,351                    1,690,711
Unearned premiums                                   29,257      180,298                      209,555
Funds held                                          19,712        6,417                       26,129
Notes payable                                            -       35,303      (35,303)B             -
Senior bank debt                                         -            -       65,000 A        65,000
Obligation under acquisition agreement                   -       33,738      (33,738)B             -
Convertible subordinated debentures                 55,646            -                       55,646
Accounts payable and accrued liabilities            32,991       46,182       (1,013)B        81,090
                                                         -                     2,930 B
                                                ----------     --------      -------      ----------
      Total liabilities                          1,299,966      830,289       (2,124)      2,128,131
                                                ----------     --------      -------      ----------
Redeemable preferred stock and common                    -       44,297       21,366 A             -
   stock warrants                                                            (44,297)B
                                                                             (21,366)D

STOCKHOLDERS' EQUITY
Common stock                                           114            -           17 A           131
Preferred stock                                          -            3           (3)C             -
Additional paid-in capital:
   Common stock                                    192,339       26,235       29,184 A       221,523

                                                                             (26,235)C
   Preferred stock                                       -       14,138      (14,138)C             -
Unrealized investment gains, net of taxes             (522)      (3,991)       3,991 C         3,303
                                                                               3,825 E
Retained earnings (deficit)                         71,009      (53,465)      53,465 C        71,009
                                                ----------     --------      -------      ----------
      Total stockholders' equity (deficit)         262,940      (17,080)      50,106         295,966
                                                ----------     --------      -------      ----------
          Total liabilities and stockholders
            equity                              $1,562,906      857,506        3,685       2,424,097
                                                ==========     ========      =======      ==========
Book value per share:
    Reported                                    $    23.30 (1)                                 22.58
                                                ==========                                ==========
    Fully diluted                                   $18.87 (1)                                 18.78
                                                ==========                                ==========

(1) Per share amounts were increased due to the effect of reclassifying the Company's fixed maturities from held to maturity to available for sale which amounted to $3,825,000.


       See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)



A. The following proforma adjustments reflect the funding of the ARI acquisition and concurrent settlement of certain ARI obligations as follows:


                                                                                                    Increase
                                                                                                    --------
     Incurrence of Senior Credit Facility...............................................            $ 65,000
     Issuance of Company common stock:
      Par value.........................................................................                  17
      Paid-in capital...................................................................              29,184
     Issuance of Company Series 1 redeemable preferred stock............................              21,366
                                                                                                    --------
                                                                                                     115,567
     Less excess cash proceeds..........................................................               9,852
                                                                                                    --------

      Total funding.....................................................................            $105,715
                                                                                                    ========

B. The following pro forma adjustments result from the allocation of purchase price to ARI based upon the fair value of the underlying net assets acquired and settlement of certain ARI obligations. The amounts and assumptions related to the primary adjustments follow:


     ASSETS                                                                                    INCREASE (DECREASE)
                                                                                               -------------------
     Elimination of ARI's purchase price over fair value of net assets acquired.........            $ (9,929)
     Excess of purchase price for ARI over fair value of net assets acquired............               8,549
     Recognitation of deferred tax asset due to projected future taxable income.........               7,725
     Fair market value adjustment to real estate occupied by ARI........................               1,891
     Adjustments to other assets - capitalization of transaction costs and
      elimination of ARI's existing notes payable issuance costs........................               3,138
                                                                                                    ========

     LIABILITIES

     Repayment of existing ARI notes payable............................................            $(35,303)
     Redemption of ARI preferred stock and common stock warrants........................             (44,297)
     Elimination of obligation under acquisition agreement..............................             (33,738)
     Recognition of liabilities for restructuring and relocation costs..................               2,930
     Adjustments to other liabilities - elimination of other intangibles................              (1,013)
                                                                                                    ========

The allocation of the purchase price to the assets and liabilities of ARI is subject to valuations as of the date of the acquisition based upon appraisals and other studies, which are not yet complete. Accordingly, the final allocations will differ from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information as of the date of this Form 8-K.

C. Adjustment to eliminate ARI's stockholders' equity.

                                                                                               INCREASE (DECREASE)
                                                                                               -------------------

     Preferred stock....................................................................            $     (3)
     Additional paid-in capital:
      Common............................................................................             (26,235)
      Preferred.........................................................................             (14,138)
     Unrealized investment loss.........................................................               3,991
     Retained deficit...................................................................              53,465
                                                                                                    ========

D. Adjustment to eliminate intercompany balances resulting from cancellation, concurrent with the acquisition of ARI, of certain non risk transferring reinsurance agreements.


                                                         INCREASE (DECREASE)
                                                         -------------------

Funds on deposit with reinsurers..................           $ (21,366)
Company Series 1 redeemable preferred stock.......             (21,366)
                                                             =========

E. Reclassification of the Company's historical fixed maturities from held to maturity to available for sale to align investment accounting principles.


                                                         INCREASE (DECREASE)
                                                         -------------------

Available for sale, at market.....................           $ 355,547
Held to maturity, at amortized cost...............            (349,663)
Deferred taxes....................................              (2,059)
Unrealized investment gains, net of taxes.........               3,825
                                                             =========

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                  Company         ARI       Pro Forma     Pro Forma
                                                 Historical    Historical   Adjustments    Combined
                                                 ----------    ----------   -----------   ---------
                                                  (Dollars in Thousands, Except Per Share Amounts)
Revenues:
   Net premiums earned                            $152,048      327,873                     479,921
   Net investment income                            50,988       37,413                      88,401
   Net realized investment gains                     1,199        2,324                       3,523
                                                  --------     --------      -------       --------
      Total revenues                               204,235      367,610            -        571,845
                                                  --------     --------      -------       --------
Expenses:
   Losses and loss adjustment expense incurred     156,589      278,813                     435,402
   Underwriting expenses                            56,487      132,227                     188,714
   Interest expense and debt amortization            6,903        4,189          507 a       11,599
   Other expenses (income) net                       1,697        7,303       (1,365)b        7,635
                                                  --------     --------      -------       --------
      Total expenses                               221,676      422,532         (858)       643,350
                                                  --------     --------      -------       --------
Income (loss) before income tax (expense)
   benefit                                         (17,441)     (54,922)         858        (71,505)
Federal and foreign income tax (expense)
   benefit                                          12,098       (6,536)         223 c        5,785
Cumulative effect of a change in accounting
   principle                                             -       (2,854)                     (2,854)
                                                  --------     --------      -------       --------
Net income (loss)                                 $ (5,343)     (64,312)       1,081        (68,574)
                                                  ========     ========      =======       ========
Pro forma
   Net loss per share                             $  (0.47)                                   (5.23)
                                                  ========                                 ========
   Weighted average number of common shares
         and common stock equivalents
         outstanding                                11,448                                   13,105
                                                  ========                                 ========
GAAP Ratios:
   Loss                                              103.0%        85.0%                       90.7%
   Expense                                            37.1%        40.3%                       39.3%
                                                  --------     --------                    --------
        Combined                                     140.1%       125.3%                      130.0%
                                                  ========     ========                    ========

 See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE PERIOD ENDED MARCH 31, 1997


                                                 COMPANY         ARI         PRO FORMA     PRO FORMA
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS    COMBINED
                                                ----------    ----------    -----------    ---------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
   Net premiums earned                           $29,715       78,188                       107,903
   Net investment income                          12,857        8,589                        21,446
   Net realized investment gains (losses)            484         (946)                         (462)
                                                 -------      -------           -----      --------
      Total revenues                              43,056       85,831               -       128,887
                                                 -------      -------           -----      --------
Expenses:
   Losses and loss adjustment expense incurred    27,831       55,312                        83,143
   Underwriting expenses                           9,524       30,818                        40,342
   Interest expense and debt amortization          1,798          938             148 a       2,884
   Other expenses (income) net                       354         (374)           (251)b        (271)
                                                 -------      -------           -----      --------
      Total expenses                              39,507       86,694            (103)      126,098
                                                 -------      -------           -----      --------
Income (loss) before income tax (expense)
    benefit                                        3,549         (863)            103         2,789
Federal and foreign income tax (expense)
   benefit                                          (592)        (775)             63 c      (1,304)
                                                 -------      -------           -----      --------
Net income (loss)                                $ 2,957       (1,638)            166         1,485
                                                 =======      =======           =====      ========
Pro forma
   Net income per share:
         Primary                                 $  0.21                                       0.10
                                                 =======                                   ========
   Weighted average number of common shares
         and common stock equivalents
         outstanding:
               Primary                            14,620                                     15,945
                                                 =======                                   ========

GAAP Ratios:
   Loss                                             93.7%        70.7%                         77.1%
   Expense                                          32.1%        39.4%                         37.4%
                                                 -------      -------                      --------
        Combined                                   125.8%       110.1%                        114.5%
                                                 =======      =======                      ========


 See Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


The following pro forma adjustments reflect the effects of the Company's sale of Debentures and the acquisition of ARI as if each occurred as of January 1 for each period presented. The amounts and assumptions related to the adjustments follow:

                                                                                      INCREASE (DECREASE)
                                                                         --------------------------------------------
                                                                                                    THREE MONTHS
                                                                             YEAR ENDED                 ENDED
                                                                            DECEMBER 31,              MARCH 31,
                                                                                1996                     1997
                                                                         -------------------      -------------------
a. Interest expense and debt amortization
    Interest expense at 6.44% and 6.45% (LIBOR + 1.00%),
     respectively, on the Senior Credit Facility, including
     amortization of issuance costs...................................         $ 4,396                    1,086
    Debenture interest expense and amortization of issuance
     costs (1)........................................................             300                        -
    ARI's notes payable interest and
     amortization of issuance costs...................................          (4,189)                    (938)
                                                                               -------                    -----

                                                                               $   507                      148
                                                                               =======                    =====

b. Other expense (income), net
    Elimination of amortization of goodwill
     and acquisition costs for prior ARI transactions.................         $(1,780)                    (355)
    Amortization of transaction costs and the excess of the
     ARI purchase price over the fair value of net assets
     acquired over 30 years...........................................             415                      104
                                                                               -------                     ----

                                                                               $(1,365)                    (251)
                                                                               =======                     ====

(1) For the period January 1, 1996 through January 23, 1996.

c.  Adjustment to reflect the federal income tax effects of a above.

d. Pro forma net income (loss) per share has been calculated based upon the 11,451,541 and 11,448,430 shares of Company Common Stock as of March 31, 1997 and December 31, 1996, respectively plus 1,656,780 shares of Company Common Stock issued in connection with the purchase of ARI and concurrent settlement of certain ARI obligations. Primary net income per share amounts as of March 31, 1997 are based upon the weighted average number of common stock shares and common stock equivalents, common stock warrants and options outstanding during the period. Common stock warrants and stock options (common stock equivalents) are antidilutive for primary net income per share for the period ended December 31, 1996. Fully diluted net income per share is not presented for all periods as the effects of the convertible subordinated debentures are antidilutive for all periods presented.